UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2011

Koss Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (414) 964-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

As previously disclosed, on or about February 18, 2010, Plaintiff James Mentkowski filed Case No. 10-CV-002290 in the Circuit Court of Milwaukee County, Wisconsin, on behalf of nominal defendant Koss Corporation (“Koss”) against Defendants Michael J. Koss, John C. Koss, John J. Stollenwerk, Thomas L. Doerr, Theodore H. Nixon, and Lawrence S. Mattson (collectively, the “Koss Directors”) and Sujata Sachdeva.  On or about February 16, 2010, Plaintiff Myriam Ruiz filed Case No. 10-CV-002422 in the Circuit Court of Milwaukee County, Wisconsin, against nominal defendant Koss Corporation, the Koss Directors, Sujata Sachdeva and Grant Thornton LLP (“Grant Thornton”).  On April 28, 2010, the Mentkowski (Case No. 10-CV-002290) and Ruiz (Case No. 10-CV-002422) actions were consolidated (the “Action”).

The Action arises out of defendant Sachdeva’s embezzlement from Koss.  Plaintiffs filed their Verified Consolidated Shareholder Derivative Complaint (“Consolidated Complaint”) on July 21, 2010, alleging breach of fiduciary duties and unjust enrichment against the Koss Directors, waste of corporate assets and unjust enrichment against Sachdeva, and unjust enrichment, negligence, accounting malpractice and aiding and abetting breaches of fiduciary duty against Grant Thornton.

On June 7, 2011, counsel for the Plaintiffs, Koss and the Koss Directors (the “Settling Parties”) executed a Stipulation of Settlement (the “Stipulation”), which was filed with the Circuit Court.  The Stipulation is the product of months of arms-length negotiations between the Settling Parties, including an in-person mediation (the “Mediation”) before the Honorable Howard B. Wiener (Ret.), a former Associate Justice of the California Court of Appeal.

On June 24, 2011, the Honorable Dennis P. Moroney of the Circuit Court of Milwaukee County entered an order preliminarily approving the proposed settlement of the claims alleged against the Koss Directors in the Action as set forth in the Stipulation, providing for notice to shareholders of Koss, and scheduling a hearing (the “Settlement Hearing”) for August 11, 2011 to consider whether to grant final approval of the Settlement.

As set forth more fully in the Stipulation and in a Notice of Proposed Settlement of Derivative Litigation attached as Exhibit 99.1 hereto (the “Notice”), if the proposed settlement is given final approval by the Court, among other things, the claims asserted by the Plaintiffs derivatively, on behalf of Koss, against the Koss Directors, will be dismissed with prejudice and the claims against Grant Thornton and Sachdeva will be dismissed without prejudice, as will be the cross claims asserted in the Action by Grant Thornton.  In addition, the Plaintiffs’ counsel will join with Koss’s counsel in the prosecution of claims asserted by Koss against Grant Thornton and Sachdeva in the Circuit Court of Cook County in Chicago, Illinois.  Upon the Effective Date of the Settlement, releases between the Settling Parties described more fully in the Stipulation and the Notice attached hereto also will become effective, and each Koss shareholder will be deemed to have released and discharged the Released Claims, including Unknown Claims, against the Released Persons, as those capitalized terms are defined in the Stipulation.

Pursuant to the Order Preliminarily Approving Derivative Settlement and Providing for Notice, Koss is filing this Form 8-K with the attached Notice of the proposed Settlement.

As set forth in the Notice, the proposed settlement remains subject to final approval of the Circuit Court.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

99.1	Notice of Proposed Settlement of Derivative Litigation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOSS CORPORATION

Date: June 30, 2011	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President